FOR IMMEDIATE RELEASE Houston March 22, 2018

Exhibit 99.1
BP Midstream Partners LP (NYSE: BPMP)
Fourth Quarter and Full Year 2017 Results

Business Highlights
Completed initial public offering (the “IPO”) on NYSE on October 30, 2017
Gross throughput on a pro forma basis increased by 15%, as compared to 2016
•    On October 30, 2017, BP Midstream Partners LP (“BPMP,” the “Partnership,” “we,” “us” or “our”) completed its IPO of 42,500,000 common units representing limited partner interests at a price to the public of $18.00 per unit. Subsequent to the closing of the IPO, the underwriters partially exercised their over-allotment option and purchased 5,294,358 additional common units at $18.00 per unit.
•    Pipeline gross throughput on a pro forma basis (including amounts related to our unconsolidated equity investments) in 2017 increased by 15%, as compared to 2016, underpinned by higher throughput on BP#2 crude oil pipeline system and production growth in the Gulf of Mexico.

Financial Highlights
Financial highlights for the period subsequent to the IPO:
Generated net income attributable to the Partnership of $21.8 million
Generated net cash from operating activities attributable to the Partnership of $29.2 million
Reported Adjusted EBITDA* attributable to the Partnership of $23.5 million
Generated cash available for distribution* attributable to the Partnership of $23.3 million
Declared $0.1798 per unit prorated quarterly distribution
•    Revenues for the three months ended December 31, 2017 were $27.6 million, of which $19.5 million were related to the period subsequent to the IPO. BP p.l.c. ("BP") and its affiliates accounted for 98% of these revenues.
•    Total maintenance spend** for the three months ended December 31, 2017 was $2.6 million, which included $2.4 million of maintenance expenses and $0.2 million of maintenance capital expenditures. Total maintenance spend subsequent to the IPO was $1.5 million, which included $1.4 million of maintenance expenses and $0.1 million of maintenance capital expenditures.
•    Cash on hand was $32.7 million, and outstanding borrowings were $15.0 million under our $600.0 million unsecured revolving credit facility with an affiliate of BP, at December 31, 2017.
•    On January 17, 2018, the board of directors declared its first cash distribution of $0.1798 per limited partner unit for the period subsequent to the IPO. This amount corresponds to the prorated minimum quarterly distribution of $0.2625 per unit, or $1.05 per unit on an annualized basis.
•    Distribution coverage ratio was 1.2 times for the period subsequent to the IPO.

*    Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures. See reconciliation tables later in this press release.
**    Total maintenance spend represents the sum of the Partnership’s maintenance expenses and its maintenance capital expenditures during the period indicated. Because the Partnership recognizes significant maintenance expenses that are not capitalized, the combined total maintenance spend represents a more complete measure of its ongoing maintenance efforts.

Webcast and Conference Call
A webcast and conference call will be held at 9:00 a.m. CST, hosted by Robert Zinsmeister, Chief Executive Officer, Craig Coburn, Chief Financial Officer, and Brian Sullivan, Vice President Investor Relations, to discuss BPMP’s performance in the fourth quarter and the full year 2017. Interested parties may listen to the presentation at www.bpmidstreampartners.com, by clicking on the “2017 Fourth Quarter Financial Results Webcast” link, found under the "Events & presentations" section. A replay of the webcast will be available following the live event. The Partnership has also posted an updated investor presentation to its website. Information on the Partnership's website does not constitute a portion of this press release.

Robert Zinsmeister – Chief Executive Officer:
“Following the successful initial public offering of BPMP, we have delivered a solid set of results for our first quarter as a listed entity and we are excited about the opportunities in front of us. As a sponsored MLP, we have a strong relationship with BP, which is well capitalized with an investment-grade credit rating and will maintain a significant interest in BPMP. Our asset portfolio is strategically located and highly integrated which will create stable and predictable cash flows giving us the financial flexibility to execute our growth aspirations.”

FOR IMMEDIATE RELEASE Houston March 22, 2018

About BP Midstream Partners
BPMP is a fee-based, growth-oriented master limited partnership formed by BP Pipelines (North America), Inc. (“BP Pipelines”) to own, operate, develop and acquire pipelines and other midstream assets. BPMP’s assets consist of interests in entities that own crude oil, natural gas, refined products and diluent pipelines serving as key infrastructure for BP and other customers to transport onshore crude oil production to BP’s Whiting Refinery and offshore crude oil and natural gas production to key refining markets and trading and distribution hubs. Certain of BPMP’s assets deliver refined products and diluent from the Whiting Refinery and other U.S. supply hubs to major demand centers.

For more information on BPMP and the assets owned by BPMP, please visit www.bpmidstreampartners.com.

Factors Affecting Comparability

•
The financial results prior to the IPO on October 30, 2017 only included the results of the BP2, River Rouge and Diamondback pipeline systems and related assets (collectively, “our accounting predecessor”, the “Predecessor”, or the “Wholly Owned Assets”). Our equity method investment, Mars Pipeline Company LLC, and our consolidated subsidiary, Mardi Gras Transportation System Company LLC, are not included in the results of our accounting predecessor.

•
Effective October 30, 2017, the Partnership pays an annual fee to BP Pipelines, initially $13.3 million, for general and administrative services, and reimburses BP Pipelines for operating services under an omnibus agreement with BP Pipelines. In addition, we are expected to incur incremental cash expenses associated with being a publicly traded partnership.

•
Effective October 30, 2017, the Partnership entered into commercial agreements that contain minimum volume commitments with a major related-party customer. These agreements were not in place prior to the IPO.

•
Federal and state income taxes were reflected on the historical financial statements of our accounting predecessor. BPMP is a non-taxable entity and will not record any income tax expense in its consolidated financial statements.

Factors affecting comparability are detailed further in the “Factors Affecting the Comparability of Our Financial Results” in our annual report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on March 22, 2018.

Cautionary Statement
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2017 filed with SEC on March 22, 2018. The risk factors and other factors noted in BPMP’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Financial Measures
This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

FOR IMMEDIATE RELEASE Houston March 22, 2018

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities, respectively. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities.

Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

References to Adjusted EBITDA in this press release refer to net income before net interest expense, income taxes, gain or loss from disposition of property, plant and equipment and depreciation and amortization, plus cash distributed to the Partnership from equity method investments for the applicable period, less income from equity method investments. We define Adjusted EBITDA attributable to the Partnership as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. We define cash available for distribution as Adjusted EBITDA attributable to the Partnership LP less maintenance capital expenditures attributable to the Partnership, net interest paid/received, cash reserves, income taxes paid and net adjustments from volume deficiency payments attributable to the Partnership. Cash available for distribution will not reflect changes in working capital balances.

Further Information
BP Press Office, US: +1 281-366-4463, uspress@bp.com
BP Press Office, London: +44 (0)207 496 4076, bppress@bp.com

FOR IMMEDIATE RELEASE Houston March 22, 2018

RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands of dollars, unless otherwise indicated)	2017(1)	2016(2)	2017(1)	2016(3)
Revenue	$27,607	$21,466	$108,151	$103,003
Costs and expenses
Operating expenses	3,975	4,022	16,167	14,141
Maintenance expenses	1,990	879	4,898	2,918
Loss/(Gain) from disposition of property, plant and equipment	1	—	(5)	—
General and administrative	3,938	2,755	7,565	8,159
Depreciation	666	687	2,673	2,604
Property and other taxes	126	111	393	366
Total costs and expenses	10,696	8,454	31,691	28,188
Operating income	16,911	13,012	76,460	74,815
Income from equity method investments	17,916	—	17,916	—
Other income	133	235	25	520
Interest expense, net	107	—	107	—
Income tax expense	2,099	5,181	25,318	29,465
Net income	32,754	$8,066	68,976	$45,870
Less: Predecessor net income prior to the IPO on October 30, 2017	2,880		39,102
Net income subsequent to the IPO	29,874		29,874
Less: Net income attributable to noncontrolling interests	8,099		8,099
Net income attributable to the Partnership subsequent to the IPO	$21,775		$21,775

Net income attributable to the Partnership per limited partner unit - basic and diluted (in dollars):
Common units	$0.21		$0.21
Subordinated units	$0.21		$0.21

Distributions per limited partner unit (in dollars):
Common units	$0.1798		$0.1798
Subordinated units	$0.1798		$0.1798

Weighted average number of limited partner units outstanding - basic and diluted (in millions):
Common units – public	47.8		47.8
Common units – BP Holdco	4.6		4.6
Subordinated units – BP Holdco	52.4		52.4

(1)
Our revenue and operating income for the three and twelve months ended December 31, 2017 reflect results of our accounting predecessor from October 1, 2017 to October 29, 2017 and January 1, 2017 to October 29, 2017, respectively, and results of the Partnership from October 30, 2017 to December 31, 2017. Refer to table below for amounts attributable each of the periods discussed above:

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Revenue
Predecessor revenue	$8,085	$88,629
Partnership revenue	19,522	19,522
Total revenue	$27,607	$108,151

Operating income
Predecessor operating income	$4,846	$64,395
Partnership operating income	12,065	12,065
Total operating income	$16,911	$76,460

(2)	Results reflect our accounting predecessor for the period from October 1, 2016 to December 31, 2016.

(3)	Results reflect our accounting predecessor for the period from January 1, 2016 to December 31, 2016.

FOR IMMEDIATE RELEASE Houston March 22, 2018

ADDITIONAL FINANCIAL DATA

(in thousands of dollars, except per-unit data and ratio data)	October 30, 2017- December 31, 2017
Quarterly distribution declared per unit (prorated, in dollars)	$0.1798
Adjusted EBITDA attributable to the Partnership subsequent to the IPO	23,490
Cash available for distribution attributable to the Partnership	23,310
Distribution declared:
Limited partner units – public	8,592
Limited partner units – BP Holdco	10,238
General partner units – BP Holdco	—
Total distribution declared	18,830
Coverage ratio(1)	1.2

(1)	Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

FOR IMMEDIATE RELEASE Houston March 22, 2018

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET INCOME

(in thousands of dollars)	Three Months Ended December 31, 2017(1)	Twelve Months Ended December 31, 2017(2)
Net income	$32,754	$68,976
Add:
Depreciation	666	2,673
Loss/(Gain) from disposition of property, plant and equipment	1	(5)
Income tax expense	2,099	25,318
Interest expense, net	107	107
Cash distribution received from equity method investments – Mars	12,540	12,540
Cash distribution received from equity method investments – Mardi Gras Joint Ventures	17,365	17,365
Less:
Income from equity method investments – Mars	7,793	7,793
Income from equity method investments – Mardi Gras Joint Ventures	10,123	10,123
Adjusted EBITDA	47,616	109,058
Less:
Distributions of prorated fourth quarter joint venture dividends to prior owners	9,427	9,427
Adjusted EBITDA attributable to Predecessor prior to the IPO on October 30, 2017	5,186	66,628
Adjusted EBITDA attributable to noncontrolling interests	9,513	9,513
Adjusted EBITDA attributable to the Partnership subsequent to the IPO	23,490	23,490
Less:
Maintenance capital expenditure attributable to the Partnership subsequent to the IPO	58	58
Net adjustments from volume deficiency payments attributable to the Partnership subsequent to the IPO	174	174
Add:
Net interest received by the Partnership subsequent to the IPO	52	52
Cash available for distribution attributable to the Partnership	$23,310	$23,310

(1)	Data reflects the results of our accounting predecessor from October 1, 2017 to October 29, 2017 and the results of the Partnership from October 30, 2017 to December 31, 2017.

(2)	Data reflects the results of our accounting predecessor from January 1, 2017 to October 29, 2017 and the results of the Partnership from October 30, 2017 to December 31, 2017.

FOR IMMEDIATE RELEASE Houston March 22, 2018

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET CASH PROVIDED BY OPERATING ACTIVITIES

(in thousands of dollars)	Twelve Months Ended December 31, 2017(1)
Net cash provided by operating activities	$69,241
Add:
Income tax expense	25,318
Interest expense, net	107
Distributions in excess of earnings from equity method investments	7,242
Less:
Non-cash adjustments	661
Change in accounts receivable – related parties	(11,050)
Change in other assets and liabilities	3,239
Adjusted EBITDA	109,058
Less:
Distributions of prorated fourth quarter joint venture dividends to prior owners	9,427
Adjusted EBITDA attributable to Predecessor prior to the IPO on October 30, 2017	66,628
Adjusted EBITDA attributable to noncontrolling interests	9,513
Adjusted EBITDA attributable to the Partnership subsequent to the IPO	23,490
Less:
Maintenance capital expenditure attributable to the Partnership subsequent to the IPO	58
Net adjustments from volume deficiency payments attributable to the Partnership subsequent to the IPO	174
Add:
Net interest received by the Partnership subsequent to the IPO	52
Cash available for distribution attributable to the Partnership	$23,310

(1)	Data reflects the results of our accounting predecessor from January 1, 2017 to October 29, 2017 and the results of the Partnership from October 30, 2017 to December 31, 2017.

FOR IMMEDIATE RELEASE Houston March 22, 2018

SELECTED OPERATING DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Pipeline throughput (thousands of barrels per day) (1)(2)
BP2	297	201	291	237
Diamondback	56	63	56	82
River Rouge	60	50	60	60
Total Wholly Owned Assets	413	314	407	379

Mars	449	396	469	388

Caesar	200	198	212	197
Cleopatra (3)	22	24	24	24
Proteus	165	135	161	129
Endymion	165	135	161	129
Mardi Gras Joint Ventures	552	492	558	479

Average revenue per barrel ($ per barrel)(2)(4)
Total Wholly Owned Assets	$0.73	$0.73	$0.73	$0.73
Mars	1.40	1.44	1.41	1.41
Mardi Gras Joint Ventures	0.67	0.68	0.67	0.68

(1)	Pipeline throughput is defined as the volume of delivered barrels.

(2)
Interests in Mars and Mardi Gras were contributed to the Partnership on October 30, 2017. Throughput and average revenue per barrel for Mars and the Mardi Gras Joint Ventures are presented on a 100% basis for the three months and twelve months ended December 31, 2017 and 2016.

(3)	Natural gas is converted to oil equivalent at 5.8 million cubic feet per one thousand barrels.

(4)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period.

FOR IMMEDIATE RELEASE Houston March 22, 2018

CAPITAL EXPENDITURES(1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands of dollars)	2017	2016	2017	2016
Cash spent on maintenance capital expenditures	$194	$1,063	$2,257	$3,402
(Decrease)/Increase in accrued capital expenditures	(28)	1,079	(1,306)	585
Total capital expenditures incurred	$166	$2,142	$951	$3,987

(1)	Capital expenditures presented above are related to the Wholly Owned Assets.

FOR IMMEDIATE RELEASE Houston March 22, 2018

SELECTED BALANCE SHEET DATA (UNAUDITED)

	December 31,
(in thousands of dollars)	2017	2016
Cash and cash equivalents	$32,694	$—
Property, plant and equipment, net	69,488	71,235
Total assets	605,658	87,586
Short-term debt	15,000	—
Equity	580,855	73,942

March 22, 2018

The information in this release reflects the unaudited consolidated financial position and results of BP Midstream Partners LP.